Exhibit (10) 40.

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, is made and entered into on January 31 , 1997, by and between Telecom Network, Inc., a Florida corporation, ("TNI") and International TeleData Corporation, a Florida corporation, ("ITD").



WITNESSETH:
	WHEREAS, TNI is engaged through one of its division in the businesses of long distance telephone service and utility bill auditing ("Auditing
Division"); and

	WHEREAS, ITD is a publicly owned corporation (as a result of merger with a publicly owned "shell company") the common stock of which is expected to begin trading in the over-the-counter market with quotations published on the [OTC Bulletin Board] beginning _______, 1997 or, as soon thereafter as practicable and which is engaged in the acquisition and operation of operating businesses; and

	WHEREAS, ITD desires to acquire the Auditing Division and TNI desires to sell the Auditing Division to ITD; and



NOW, THEREFORE, in consideration of the premises hereinbefore set forth and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other based hereon, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, ITD agrees with TNI, for purposes of consummating the within described transaction, as follows:



ARTICLE I
PRELIMINARY MATTERS



Section 1. 01. Recitals. The parties acknowledge the recitals hereinabove set forth in the preamble are correct, and are, by this reference, incorporated herein and are made a part of this Agreement.

Section 1. 02. Exhibits and Schedules. Exhibits and Schedules referred to herein and annexed hereto are ' by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.



ARTICLE II
DEFINITIONS

Section 2.01. Use of Words and Phrases. Natural persons may be identified by last name, with such additional descriptors as may be desirable. The words "herein," "hereby," "hereunder," "hereof," "hereinbefore," "hereinafter," and within" and other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and ,Phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a coordinating conjunction unless the context clearly indicates that it is intended to be construed as a copulative conjunction.
All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles obtaining in the United States of America. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.



ARTICLE III
THE TRANSACTION



Section 3. 01.  Transfer of Auditing Division and Payment.  At Closing,
(i) TNI shall deliver to ITD a bill of sale to all of TNI's assets, tangible and intangible, including without limitation customer contracts, agreements and work in process) necessary for the continuing operation of the Audit Division (not including records which are not needed for future operations), an undertaking to pay all liabilities of TNI related to the operations of the Audit Division prior to the Closing such that none of those liabilities become a charge or lien upon the assets covered by the bill of sale and a letter(s) terminating the employment of each Audit Division employee ITD desires to employ in the ongoing operations of the Audit Division; and, (ii) ITD shall deliver to TNI Twenty-five Thousand Dollars ($25,000) in cash (which heretofore has been deposited with Systems Communications, Inc. ("SCI") as a binder, and which SCI shall retain at Closing for repayment of intercompany debt due to it from TNI) and a debenture issued by ITD to the order of TNI in the principal amount of Five Hundred Thousand Dollars ($500,000.00) with such attributes as described in Section 3.02 ("Debenture"). With respect to the Debenture TNI shall complete and deliver to ITD, at Closing, a subscription and investment representations for the Debenture as a "restricted security" as defined in Rule 144 ('Rule") under the Securities Act of 1933, as amended, ("Act"). The Debenture certificate will contain the following legend:



THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AND IS A "RESTRICTED SECURITY" AS DEFINED UNDER SAID ACT) OR UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT BY BONA FIDE GIFT OR INHERITANCE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITY UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Section 3.02. Debenture attributes - The Debenture will be issued in registered form, transferable on the books of ITD (in compliance with its status as a restricted security), have a maturity date of January 31, 1999, subject to extension by mutual agreement of the registered holder and ITD. No interest will accrue on the Debenture unless an Event of Default occurs. ITD may call the Debenture for prepayment in whole but not in part, upon thirty days prior written notice to registered holder, at par, from and after 180 days after the conversion 4feature of the Debenture becomes and is in effect; provided, that during the period between the call date and the payment date (actual payment in full) the Registered Holder may elect to convert the Debenture into ITD common stock. The Debenture shall be a general obligation of ITD. The Debenture shall be convertible at the option and election of the Registered Holder into shares of ITD common stock, the number thereof determined by dividing the principal amount of the Debenture on the effective date as defined in the Convertible Debenture Note by the average of the BID-ASK price of said shares at the close of trading on the first trading day next following the effective date of issuing of the forthcoming
(1997) registration for ITD's common stock. The option to elect conversion of the Debenture shall not become effective until the later of: (i) ninety calendar days after the first day on which ITD common stock is quoted by not less than one market maker in the principal quotation medium; or (ii) the effective date of a registration statement pursuant to the Securities Act of 1933, as amended, which covers the shares of ITD common stock issuable upon conversion of the Debenture (which registration statement ITD shall maintain current and in effect until the date of conversion of the Debenture) and shall remain in effect until exercised, or until the Debenture is fully paid .

Section 3.03. Obligation to reserve and to register ITD commons stock.
ITD will reserve for issuance the number of shares of its common stock into which the Debenture is convertible promptly upon determination of the number of such shares and will notify TNI regarding its computation of the number of such shares and, by a corporate secretary's certificate, certify to TNI the resolution of its Board of Directors reserving such shares out of its authorized but unissued shares of common stock. ITD will include in the next registration statement it files pursuant to the Securities Act of 1993, as amended, on Form S-1, whether before conversion of the Debenture by the Registered Holder for issuance thereto, or after conversion, the shares of ITD common stock issued to the Registered Holder for resale by the holder into the public securities market. This Section shall survive the Closing.

Section 3.04. Press Releases. Press releases announcing the exchange of stock provided in Section 3.01 shall require the approval of both TNI and ITD's respective boards of directors.

Section 3.05. Closing. The closing of the transaction herein contemplated shall take place at 9: 00 o'clock a.m. on or before February 5, 1997 at the offices of SCI, Suite 300, 2575 Ulmerton Road, Clearwater, Florida, subject to extension by the parties and the conditions that: (i) ITD shall have been afforded an opportunity to conduct an investigation of the business, books, records and facilities of the Audit Division, including interviews with key personnel; (ii) ITD shall have verified and approved to its satisfaction the status of all vendor, customer and other material agreements, with respect to the Audit Division, between TNI and other parties, the status of the Audit Division's business and operation, and the status of all litigation, if any, involving or regarding TNI; (iii) no material adverse change shall have occurred in Audit Division's assets or business and prospects (financial and otherwise); (iv) TNI and ITD's boards of directors shall have approved the transaction; and (v) documentation (including the form of the Debenture) and opinions of counsel shall be satisfactory to the parties and their respective counsel. At Closing, each party shall deliver those things required to be delivered by it, certificates of appropriate persons that all the conditions required to be satisfied by it or him have been satisfied, unless such condition has been waived in writing by the other party, and certificates of appropriate persons that the representations and warranties set forth in this Agreement are true and correct at Closing date . The parties will cooperate for purposes of closing the transactions contemplated by this Agreement. If the Closing is not completed by February 5, 1997, subject to extension by the mutual written agreement of the parties, this Agreement shall terminate and be void and the parties shall be released from their respective obligations hereunder and shall execute without further consideration, upon the request of the other party, a written acknowledgment of such termination and release; provided, that, SCI shall be entitled to retain as its sole property the full amount of the binder deposited with SCI, as referred to in Section 3.01.

Section 3.06. Transaction Costs. Each party shall pay its own costs incurred by it in connection with this Agreement.

Section 3.07. Confidential Information. ITD, its directors, officers, employees, agents and attorneys will hold in strictest confidence all information received from TNI and SCI for purposes of satisfying Section 3.03 or otherwise in connection with this Agreement; shall not disclose same, except to persons who have a need to know for purposes of the Agreement, including attorneys, accountants, and potential lenders and investors (but not the public stock market), and, in the event that the transaction contemplated by this Agreement does not close will return all such information and copies thereof to TNI or SCI, as the case may be; except, that this provision shall not apply to any information that is or comes into the public domain and disclosures required by law or court administrative order. This Section shall survive a termination of this Agreement by the parties.

ARTICLE IV
Representations and Warranties

Section 4.01. Representations and Warranties of TNI and SCI. TNI and SCI represent and warrant to ITD as follows:

(a) TNI is a corporation duly incorporated and organized, validly existing and in good standing under the laws of its state of incorporation, has all power to carry on its business as it is now being conducted and to own, lease and operate its properties and is not required to be qualified, licensed or domesticated under the laws of any other state as a foreign corporation; true and complete copies of its Articles of Incorporation, as amended, Bylaws, as amended, recorded of proceedings of its Board of Directors and its Stockholders, a certificate of good standing issued within thirty days prior to Closing by its state of incorporation and copies of all material executory contracts requiring future performance by TNI have been delivered to ITD.

(b) The transaction contemplated by this Agreement will not result in any adverse consequences to or breach of any agreement, mortgage, instrument, judgment, decree, law or governmental regulation, permit or authorization by TNI.

(c) The unaudited financial statements or records of the Audit Division delivered to ITD are correct and complete in all material respects and shall be certified to ITD as such by TNI's president and chief financial officer, TNI having filed (whether on a consolidated return with TNI or otherwise), all state and federal tax returns (including income, sales, real property, franchise and other) which it . required to file; and there is no tax, including withholding and social security @tsrust funds, which has not been paid and is now due and owing, except for amounts due for the current period which are not yet payable. Neither TNI nor SCI has received a notice of audit and no audit is underway with respect to any such tax returns.

(d) The value of assets used in the Audit Division identified on the Balance Sheets of TNI at the dates thereof is materially correct and all such assets are necessary for the operation of the Audit Division's business. TNI has good and marketable title to all of its properties and assets which are to be conveyed to ITD by the bill of sale described in Section 3. 01, which properties and assets are in good working order and condition or are suitable to the purposes to which they are devoted.

(e) To the best knowledge of TNI and SCI, the Audit Division is in compliance with all laws, regulations, judgments, orders and decrees which apply to the conduct of its business -

	(f) TNI will disclose to ITD all salary and compensation agreements and arrangements with the Audit Division employees.

(g) TNI has conducted, and will conduct through Closing, the Audit
Division business in the ordinary course, and will not grant any salary or compensation increase to any Audit Division employee or make any commitment for capital expenditures, other than as disclosed to ITD and approved by it.

(h) TNI has not guaranteed the debts or obligation of any other person.

(i) TNI has not, since inception, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is, or may be, or has been in a position to help or hinder the business of the Audit Division which might subject any of them to damage or penalty in civil, criminal or governmental litigation or proceedings.

	(j) Information delivered by TNI to ITD in contemplation of this Agreement or with respect hereto is correct, complete and accurate.

(k) All the parties to any material contract with TNI for performance by or for the benefit of the Audit Division are in full compliance with the requirements of such contract and not in default or breach of performance or observance of any performance, requirements, terms or conditions thereof, and neither TNI nor the other party thereto have any claim against the other party for any material default or breach thereunder.

	(1) TNI is not obligated to pay any broker's or finder's fee in connection with this Agreement.

	Section 4.02. Representations and Warranties of ITD. ITD represents and warrants to TNI, as follows:

(a)	ITD is a corporation duly incorporated and organized, validly existing and in good standing under the laws of its state of incorporation, has all power to carry .,on its business as it is now being conducted and, following the exchange of stock contemplated by this Agreement, to be conducted; and to own, lease, and operate its properties (there being none at the date hereof) and is not required to be qualified, licensed or domesticated under the law of any other state as a foreign corporation, other than as set forth above; true and complete copies of its Articles of Incorporation, as amended, Bylaws, as amended, recorded of proceedings of its

Board of Directors and its stockholders, and a certificate of good standing issued within thirty days prior to the Closing by its state of incorporation have been delivered to TNI.

(b)	The applications, registrations and reports submitted to or filed by ITD with any quotation medium, any publisher of standard securities manuals and any securities broker-dealers to satisfy the informational requirements of the Rule 15c(2)-ll pursuant to the Securities, Exchange Act of 1934, as amended, or the Securities and Exchange Commission pursuant to said Exchange Act, copies of which have been delivered to TNI, contain full and fair disclosure of material information about ITD (including financial statement of ITD) as required by the forms governing the required content of such applications, registrations and reports, and do not omit any information which, in light of the information provided, would be necessary to make the information provided not misleading.

	(c) ITD is not obligated to pay any broker's or finder's fee in connection with this Agreement.

(d) ITD has duly authorized, executed and delivered this Agreement and has the full power and authority to enter into this Agreement and to perform its obligations contemplated hereunder.

(e) The Debenture, when issued and delivered as contemplated by this Agreement, will be duly and validly approved and issued, and a valid, legal and binding obligation of ITD, enforceable in accordance with its terms, subject-with respect to collectability to insolvency and bankruptcy laws and equitable principles of creditors' rights.

	(f) ITD has made application for quotation of its common stock on , and in good faith expects all necessary approvals for publication of quotations for its common stock in such quotation medium to be received not later than February 1, 1997 and will vigorously pursue such approvals.

Section 4.03. Mutual Representations. Each party has made available to the other party the complete and accurate information and documentation requested by such other party and as is necessary for the purposes of evaluating the risks and merits of the acquisition of common stock of TNI, on the one hand, and the Debenture, on the other hand.

ARTICLE V
Indemnification


Section 5.01. Mutual Indemnification. The parties shall indemnify and hold each other harmless from and against any claim, action, costs, expense, liability, loss, damage, injury, suit, or injury attributable to the breach of such party's representations and warranties, including any attorney's fees and costs incurred in connection therewith, or in the enforcement of this provision or of the terms of this Agreement.

ARTICLE VI
NOTICES

Section 7. 01. Procedure for Sending Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement, shall be in writing and shall be deemed to have been duly given when personally delivered (including receipted express courier and overnight delivery service) or mailed by first class certified mail, return receipt requested, showing the name of the recipient, addressed to the parties at the addresses set forth below (or at such other address as any party may specify by written notice to all other parties given as provided in this Section). Copies of notices shall be given to:



As to TNI	Edwin B. Salmon, Jr., Executive Vice President Systems
Communications, Inc.  Suite 300
2575 Ulmerton Road
Clearwater, Florida 34622

As to ITD	Ronald Stewart, Chairman
International TeleData Corporation
Suite 500
3825 Henderson Boulevard
Tampa, Florida 33609

ARTICLE VII
Legal and Other Costs



Section 8. 01. Partv Entitled to Recover. In the event any party defaults in his or its obligation under this Agreement (the "Defaulting Party") and the other party (the "Non-Defaulting Party") recovers against the Defaulting Party then, in addition to all damages and other remedies, the Defaulting Party shall promptly pay to the Non-Defaulting Party all costs and expenses (including reasonable attorneys' fees and expert witness fees) paid or incurred by the Non-Defaulting Party in connection with enforcement of its rights and shall promptly pay interest on any money (both the amount recovered and the costs and expenses) at the rate of 1.5% per month during the period between the date such payment should have been made hereunder, or the date the cost or expense was paid by the Non-Defaulting Party, and the date of payments thereof by the Defaulting Party to the Non-Defaulting Party.



ARTICLE IX
MISCELLANEOUS



Section 9.01. Effective Date . The effective date of this Agreement shall be the date first above written, subject to any conditions set forth herein and interruptions.



	Section 9.02. Entire Agreement - This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.

Section 9.03. Titles and Headings,,-. The section and paragraph titles and headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections and paragraphs.

Section 9.04. Waivers. No waiver of any provision, requirement obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Section 9.05. Amendments. This Agreement may not be amended, modified or terminated except by a written agreement specifically referring this Agreement signed by all of the parties hereto and no amendment, modification or alteration of 9 addition to or termination of this Agreement or any provision of this Agreement shall be effective unless it is made in writing and signed by the parties.

Section 9.06. Further Assurances - Each party hereto after the Closing and without further consideration, shall cooperate, shall take such further action, and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

Section 9.07. Construction. This Agreement has been negotiated by the parties, section by section and no provision hereof shall be construed more strictly against one party than against any other party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later-appearing provisions shall not be construed to control earlier-appearing provisions.

Section 9.08. Invalidity- It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision or provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal, and enforceable.

Section 9.09. Multiple Counterparts - This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

Section 9. 10. Assignment, Parties and Binding Effect. This Agreement, and the rights, duties and obligations of any party shall not be assigned without the prior written consent of each other party. This Agreement shall benefit solely the -,named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representatives of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

Section 9. 11. Survival of Representations and Warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party.

Section 9.12. Arbitration. Unless a court of competent jurisdiction shall find that a particular dispute or controversy cannot, as a matter of law, be the subject of arbitration, andy dispute or controversy arising hereunder, other than injunctive under Article V hereof, shall be settled by binding arbitration in Tampa, Florida by a panel of three arbitrators in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties may pursue all other remedies with respect to any claim that is not subject to arbitration.

Section 9.13. Jurisdiction and Venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction to not, as a matter of law, be subject to arbitration as provided in Section 9.12, shall be brought and enforced in the courts of the State of Florida in and for Pinellas County, and in the United States District Court for the Middle District of Florida, Tampa Division. and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

Section 9.14. Applicable Law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts made and to be performed therein (not including the choice of law rules thereof).


IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



(CORPORATE SEAL)
Systems Communications, Inc.

Attest:
/s/ Edwin B. Salmon_______
Edwin B. Salmon, Jr., Secretary

/s/ Stephen E. Williams
Stephen E. Williams, President

Telecom Network, Inc.

By:/s/ David J. Olivet____
	David J. Olivet, President

(CORPORATE SEAL)

International TeleData Corporation

By: /s/ Ronald Stewart
__________ , Secretary